EX-99.77Q1 OTHR EXHB
SUB-ITEM 77Q1(e):  COPIES OF ANY NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY CONTRACTS

Amendment dated December 1, 2014 to the Management Agreement dated April 11, 2014 (previously filed as an exhibit to Post-Effective Amendment No. 15 to the Trust's registration statement on April 30, 2014) (SEC Accession No. 0000894189-14-002250), is filed herewith.